UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2018

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS.

Bluerock Residential Growth REIT, Inc. (the “Company”) is filing this Current Report on Form 8-K to reflect the information in the table below, as of October 8, 2018, with respect to the current equity ownership of securities in the Company and our operating partnership, Bluerock Residential Holdings, L.P. (the “Operating Partnership”) by the Company’s executive officers and directors on an aggregate basis, for purposes of discussion with certain investors and investment professionals.(1)

Executive Officers and Directors	Amount of Beneficial Ownership	Percent of Common Stock (2)

R. Ramin Kamfar	5,137,501(3)(4)	16.70%
Jordan B. Ruddy	439,515(5)	1.43%
James G. Babb	615,022(5)	1.99%
Ryan S. MacDonald	144,383(5)	0.47%
Christopher J. Vohs	2,575(5)	0.008%
Michael L. Konig	480,966(5)(6)	1.56%
Brian D. Bailey, Independent Director	24,037	0.08%
Elizabeth Harrison, Independent Director	3,165	0.01%
I. Bobby Majumder, Independent Director	22,988	0.08%
Romano Tio, Independent Director	27,007	0.09%
All Executive Officers and Directors as a Group	6,897,159	22.42%

(1)	Numbers and percentages in the table are based on 23,672,080 shares of Class A common stock outstanding, 76,603 shares of Class C common stock outstanding, 6,230,667 units of limited partnership interest in our Operating Partnership (“OP Units”) outstanding and 776,104 vested long-term incentive plan units of the Operating Partnership (“LTIP Units”) outstanding, in each case as of October 8, 2018, for a total of 30,755,454 shares of Class A common stock, Class C common stock, OP Units and vested LTIP Units outstanding. Numbers and percentages in the table exclude an additional 1,137,009 unvested LTIP Units outstanding as of October 8, 2018 as set forth in footnotes 3 and 4 below.

(2)	Percent of common stock for each executive officer and director is calculated using the combined total of all shares of Class A common stock, Class C common stock, OP Units and vested LTIP Units owned by each such individual, as each is an equivalent unit of ownership, relative to the total of 30,755,454 shares of Class A common stock and Class C common stock, OP Units, and vested LTIP Units outstanding as of October 8, 2018 (comprised of 23,672,080 shares of Class A common stock outstanding, 76,603 shares of Class C common stock outstanding, 6,230,667 OP Units outstanding, and 776,104 vested LTIP Units outstanding). Further, the number of vested LTIP Units owned by each of the following executive officers and directors include the indicated number of LTIP Units that, though vested, may not yet have achieved capital account equivalency with the OP Units held by the Company (at which time such LTIP Units may convert to OP Units and may then be settled in shares of Class A Common Stock): (a) 457,794 vested LTIP Units owned by Mr. Kamfar; (b) 6,263 vested LTIP Units owned by Mr. Bailey; (c) 3,165 vested LTIP Units owned by Ms. Harrison; (d) 6,263 vested LTIP Units owned by Mr. Majumder; and (e) 6,263 vested LTIP Units owned by Mr. Tio.

(3)	10,148 shares of Class A Common Stock, 4,000,437 OP Units and 509,243 LTIP Units included in total are pledged as a security in connection with third party loans.

(4)	Total excludes (i) 361,043 remaining unvested LTIP Units issued to Mr. Kamfar on January 1, 2018 and (ii) 34,020 remaining unvested LTIP Units issued to Mr. Kamfar on October 4, 2018, in each case pursuant to his Executive Agreement, which will vest and become nonforfeitable in accordance with the vesting periods (and any applicable performance criteria and targets) of each such award, subject to continued employment and other conditions.

(5)	Totals exclude the following remaining unvested LTIP Units issued to each such Executive Officer pursuant to their Executive Agreement: (i) on January 1, 2018, (a) 160,496 unvested LTIP Units issued to Mr. Ruddy; (b) 160,496 unvested LTIP Units issued to Mr. Babb; (c) 155,489 unvested LTIP Units issued to Mr. MacDonald; (d) 58,191 unvested LTIP Units issued to Mr. Vohs; and (e) 160,496 unvested LTIP Units issued for the benefit of Mr. Konig; and (ii) on October 4, 2018, (a) 11,340 unvested LTIP Units issued to Mr. Ruddy; (b) 11,340 unvested LTIP Units issued to Mr. Babb; (c) 9,923 unvested LTIP Units issued to Mr. MacDonald; (d) 2,835 unvested LTIP Units issued to Mr. Vohs; and (e) 11,340 unvested LTIP Units issued for the benefit of Mr. Konig. The remaining unvested LTIP Units attributable to each such Executive Officer will vest and become nonforfeitable in accordance with the vesting periods (and any applicable performance criteria and targets) of each such award, subject to continued employment and other conditions.

(6)	472,296 OP Units included in total are pledged as a security in connection with a third party loan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: October 10, 2018	By:	/s/ Michael L. Konig
Michael L. Konig
Chief Legal Officer and Secretary